Curtiss-Wright Corporation, Page 1

Exhibit 99.1
NEWS RELEASE

CURTISS-WRIGHT REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS AND RAISES FULL-YEAR 2024 GUIDANCE

DAVIDSON, N.C. – August 7, 2024 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights:
•Reported sales of $785 million, up 11%;
•Reported operating income of $129 million, operating margin of 16.4%, and diluted earnings per share (EPS) of $2.58;
•Adjusted operating income of $133 million, up 16%;
•Adjusted operating margin of 17.0%, up 60 basis points;
•Adjusted diluted EPS of $2.67, up 24%;
•New orders of $995 million, up 18%, reflected a book-to-bill of approximately 1.3x driven by strong demand within our Aerospace & Defense (A&D) markets;
•Backlog of $3.2 billion, up 13% year-to-date; and
•Free cash flow (FCF) of $100 million, generating 97% Adjusted FCF conversion.

Raised Full-Year 2024 Adjusted Financial Guidance:
•Sales increased to new range of 6% to 8% growth (previously 5% to 7%), driven by strong growth in our A&D markets;
•Operating income increased to new range of 6% to 9% growth (previously 5% to 8%);
•Maintained operating margin range of 17.4% to 17.6%, flat to up 20 basis points compared with the prior year;
•Diluted EPS increased to new range of $10.40 to $10.65, up 11% to 14% (previously $10.10 to $10.40, up 8% to 11%);
•Reduced effective tax rate by 100 bps to 22.5% following consolidation of U.K. legal entity structure, and
•Free cash flow increased to new range of $425 to $445 million, up 3% to 8% (previously $415 to $435 million, up 0% to 5%), and continues to reflect greater than 105% FCF conversion.

"Curtiss-Wright delivered strong second quarter results, highlighted by mid-teens revenue growth in our A&D end markets, continued operating margin expansion, and 24% growth in Adjusted diluted EPS," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "We once again demonstrated robust order activity, as bookings increased 18% year over year, yielding a book-to-bill of 1.3x. Based on the strong first half results and our outlook for the remainder of 2024, we have increased our full-year Adjusted guidance for sales, operating income, diluted EPS and free cash flow."

"As we discussed at our Investor Day event in May, we continue to build momentum through the execution of our Pivot to Growth strategy. We remain focused on accelerating operational excellence to drive margin expansion and generate funding to reinvest into the business. As part of this strategy, we recently launched restructuring actions to support volume increases, improve efficiencies and further optimize our operations. These actions are expected to produce both recurring operational savings and increased free cash flow."

Curtiss-Wright Corporation, Page 2
2024 Restructuring Program and Other Cost Savings Initiatives
•During the second quarter of 2024, the Company initiated restructuring actions across all three segments, principally within the Aerospace & Industrial segment. These initiatives are expected to result in approximately $15 million in restructuring costs in 2024, and are expected to yield initial savings in 2024, as well as approximately $10 million in annualized savings in 2025; and
•Curtiss-Wright launched a U.K. legal entity consolidation program anticipated to facilitate more efficient cash repatriation. This initiative is expected to generate approximately $5 million in annualized savings, based on a 100 basis point reduction in the effective tax rate, and approximately $5 million in annual recurring free cash flow.

Acquisition of Ultra Energy
•On June 3, 2024, the Company announced the acquisition of Ultra Nuclear Limited and Weed Instrument Co., Inc. (“Ultra Energy”) for $200 million in cash.
•Ultra Energy is a leading global provider of safety-critical monitoring systems, temperature and pressure sensors, and reactor protection and control systems principally to the commercial nuclear and A&D markets;
•The business is expected to be accretive to Curtiss-Wright's adjusted diluted earnings per share in its first full year of ownership, excluding first year purchase accounting costs, and produce a free cash flow conversion rate in excess of 100%; and
•The acquisition is expected to close in the third quarter of 2024, subject to U.K. regulatory approval, and the acquired business will operate within Curtiss-Wright's Naval & Power segment.

Second Quarter 2024 Operating Results

(In millions)	Q2-2024	Q2-2023	Change
Reported
Sales	$785	$704	11%
Operating income	$129	$113	14%
Operating margin	16.4%	16.0%	40 bps

Adjusted (1)
Sales	$785	$704	11%
Operating income	$133	$115	16%
Operating margin	17.0%	16.4%	60 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $785 million increased 11% compared with the prior year period;
•Total A&D market sales increased 16%, while total Commercial market sales increased 2%;
•In our A&D markets, we experienced strong growth in the defense markets principally driven by strong demand for our defense electronics products and the timing of production ramps in naval defense, as well as higher OEM sales in the commercial aerospace market;
•In our Commercial markets, we experienced solid growth in the power & process markets, principally driven by higher sales of our commercial nuclear products, while sales in the general industrial market declined modestly; and
•Adjusted operating income of $133 million increased 16%, while Adjusted operating margin increased 60 basis points to 17.0%, principally driven by favorable overhead absorption on higher revenues in all three segments and favorable mix in the Defense

Curtiss-Wright Corporation, Page 3
Electronics segment, partially offset by unfavorable mix and timing of development programs in the Naval & Power segment.

Curtiss-Wright Corporation, Page 4
Second Quarter 2024 Segment Performance

Aerospace & Industrial

(In millions)	Q2-2024	Q2-2023	Change
Reported
Sales	$233	$226	3%
Operating income	$35	$36	(1%)
Operating margin	15.1%	15.8%	(70 bps)

Adjusted (1)
Sales	$233	$226	3%
Operating income	$38	$36	6%
Operating margin	16.2%	15.8%	40 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $233 million, up $7 million, or 3%;
•Commercial aerospace market revenue increases reflected strong demand and higher OEM sales of sensors and actuation products, as well as surface treatment services, on narrowbody and widebody platforms;
•General industrial market revenues declined modestly, as the benefit of higher sales of surface treatment services was more than offset by reduced sales of industrial vehicle products to off-highway vehicle platforms; and
•Adjusted operating income was $38 million, up 6% from the prior year, while adjusted operating margin increased 40 basis points to 16.2%, mainly due to solid absorption on higher sales and the initial benefits of our restructuring initiatives.

Curtiss-Wright Corporation, Page 5
Defense Electronics

(In millions)	Q2-2024	Q2-2023	Change
Reported
Sales	$228	$198	16%
Operating income	$58	$43	35%
Operating margin	25.5%	21.8%	370 bps

Adjusted (1)
Sales	$228	$198	16%
Operating income	$59	$43	36%
Operating margin	25.7%	21.8%	390 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $228 million, up $31 million, or 16%;
•Higher revenue in the aerospace defense market was principally driven by increased sales of our embedded computing equipment on various domestic and international helicopter programs;
•Strong revenue growth in the ground defense market primarily reflected higher sales of tactical battlefield communications equipment; and
•Adjusted operating income was $59 million, up 36% from the prior year, while adjusted operating margin increased 390 basis points to 25.7%, reflecting favorable absorption and mix on higher revenues, and the benefits of our cost containment initiatives.

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Naval & Power

(In millions)	Q2-2024	Q2-2023	Change
Reported
Sales	$323	$280	15%
Operating income	$46	$47	(1%)
Operating margin	14.3%	16.7%	(240 bps)

Adjusted (1)
Sales	$323	$280	15%
Operating income	$47	$49	(6%)
Operating margin	14.4%	17.6%	(320 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $323 million, up $43 million, or 15%;
•Strong revenue growth in the naval defense market principally reflected higher demand on various submarine programs and the CVN-81 aircraft carrier program;
•Higher revenue in the aerospace defense market was primarily driven by increased sales of our arresting systems equipment supporting various domestic and international customers;
•Higher power & process market revenues mainly reflected increased commercial nuclear aftermarket sales supporting the maintenance of U.S. operating reactors; and
•Adjusted operating income was $47 million, down 6% from the prior year, while adjusted operating margin decreased 320 basis points to 14.4%, as favorable absorption on higher revenues was more than offset by unfavorable mix of products and timing of development programs.

Curtiss-Wright Corporation, Page 7
Free Cash Flow

(In millions)	Q2-2024	Q2-2023	Change
Net cash provided by operating activities	$111	$111	—%
Capital expenditures	(11)	(12)	(8%)
Reported free cash flow	$100	$99	1%
Adjusted free cash flow (1)	$100	$99	1%
(1)A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.

•Reported free cash flow of $100 million increased slightly as higher cash earnings were essentially offset by the timing of tax payments and working capital;
•Adjusted free cash flow of $100 million; and
•Capital expenditures decreased $1 million compared with the prior year.

New Orders and Backlog
•New orders of $995 million increased 18% compared with the prior year and generated an overall book-to-bill of approximately 1.3x, principally driven by strong demand for naval defense and commercial aerospace products within our A&D markets; and
•Backlog of $3.2 billion, up 13% from December 31, 2023, reflects strong demand in both our A&D and Commercial markets.

Share Repurchase and Dividends
•During the second quarter, the Company repurchased 47,174 shares of its common stock for approximately $13 million; and
•The Company also declared a quarterly dividend of $0.21 a share, an increase of 5% from the previous quarter.

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Full-Year 2024 Guidance

The Company is updating its full-year 2024 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2024 Adjusted Non-GAAP Guidance (Prior)	2024 Adjusted Non-GAAP Guidance (Current)	Change vs 2023 Adjusted (Current)
Total Sales	$2,985 - $3,035	$3,010 - $3,060	Up 6% - 8%
Operating Income	$518 - $533	$525 - $539	Up 6% - 9%
Operating Margin	17.4% - 17.6%	17.4% - 17.6%	Up 0 - 20 bps
Diluted EPS	$10.10 - $10.40	$10.40 - $10.65	Up 11% - 14%
Free Cash Flow	$415 - $435	$425 - $445	Up 3% - 8%
(1)Reconciliations of Reported to Adjusted 2023 operating results and 2024 financial guidance are available in the Appendix.

**********

A more detailed breakdown of the Company’s 2024 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted Non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its second quarter 2024 financial results and updates to 2024 guidance at 10:00 a.m. ET on Thursday, August 8, 2024. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Product sales	$661,407	$583,036	$1,257,111	$1,107,917
Service sales	123,384	121,360	240,847	227,339
Total net sales	784,791	704,396	1,497,958	1,335,256

Cost of product sales	428,926	369,549	818,403	713,306
Cost of service sales	71,764	75,274	141,699	140,969
Total cost of sales	500,690	444,823	960,102	854,275

Gross profit	284,101	259,573	537,856	480,981

Research and development expenses	22,152	20,210	45,132	42,234
Selling expenses	35,126	34,273	71,891	66,698
General and administrative expenses	95,008	92,315	189,057	180,659
Restructuring expenses	2,918	—	2,918	—

Operating income	128,897	112,775	228,858	191,390

Interest expense	11,216	14,992	21,786	27,936
Other income, net	8,560	7,954	18,168	15,721

Earnings before income taxes	126,241	105,737	225,240	179,175
Provision for income taxes	(26,770)	(24,738)	(49,274)	(41,330)
Net earnings	$99,471	$80,999	$175,966	$137,845

Net earnings per share:
Basic earnings per share	$2.60	$2.11	$4.60	$3.60
Diluted earnings per share	$2.58	$2.10	$4.58	$3.58

Dividends per share	$0.21	$0.20	$0.41	$0.39

Weighted-average shares outstanding:
Basic	38,302	38,329	38,273	38,309
Diluted	38,501	38,555	38,460	38,528

Curtiss-Wright Corporation, Page 10

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$382,564	$406,867
Receivables, net	817,135	732,678
Inventories, net	559,142	510,033
Other current assets	77,039	67,502
Total current assets	1,835,880	1,717,080
Property, plant, and equipment, net	326,969	332,796
Goodwill	1,571,004	1,558,826
Other intangible assets, net	545,448	557,612
Operating lease right-of-use assets, net	146,956	141,435
Prepaid pension asset	272,857	261,869
Other assets	49,080	51,351
Total assets	$4,748,194	$4,620,969

Liabilities
Current liabilities:
Current portion of long-term debt	$90,000	$—
Accounts payable	224,778	243,833
Accrued expenses	158,505	188,039
Deferred revenue	341,601	303,872
Other current liabilities	81,632	70,800
Total current liabilities	896,516	806,544
Long-term debt	959,655	1,050,362
Deferred tax liabilities, net	128,277	132,319
Accrued pension and other postretirement benefit costs	67,650	66,875
Long-term operating lease liability	123,586	118,611
Long-term portion of environmental reserves	14,157	12,784
Other liabilities	99,933	105,061
Total liabilities	$2,289,774	$2,292,556

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	135,574	140,182
Retained earnings	3,648,005	3,487,751
Accumulated other comprehensive loss	(233,488)	(213,223)
Less: cost of treasury stock	(1,140,858)	(1,135,484)
Total stockholders' equity	$2,458,420	$2,328,413

Total liabilities and stockholders' equity	$4,748,194	$4,620,969

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Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) costs associated with the Company's 2024 Restructuring Program; and (iii) the sale or divestiture of a business or product line, as applicable.

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2024			June 30, 2023			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$233,232	$—	$233,232	$226,260	$—	$226,260	3%	3%
Defense Electronics	228,461	—	228,461	197,722	—	197,722	16%	16%
Naval & Power	323,098	—	323,098	280,414	—	280,414	15%	15%

Total sales	$784,791	$—	$784,791	$704,396	$—	$704,396	11%	11%

Operating income (expense):
Aerospace & Industrial(2)	$35,246	$2,619	$37,865	$35,665	$—	$35,665	(1)%	6%
Defense Electronics(2)	58,244	523	58,767	43,180	—	43,180	35%	36%
Naval & Power(1)(2)	46,283	342	46,625	46,782	2,659	49,441	(1)%	(6)%

Total segments	$139,773	$3,484	$143,257	$125,627	$2,659	$128,286	11%	12%
Corporate and other(2)	(10,876)	964	(9,912)	(12,852)	—	(12,852)	15%	23%

Total operating income	$128,897	$4,448	$133,345	$112,775	$2,659	$115,434	14%	16%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	15.1%		16.2%	15.8%		15.8%	(70 bps)	40 bps
Defense Electronics	25.5%		25.7%	21.8%		21.8%	370 bps	390 bps
Naval & Power	14.3%		14.4%	16.7%		17.6%	(240 bps)	(320 bps)
Total Curtiss-Wright	16.4%		17.0%	16.0%		16.4%	40 bps	60 bps

Segment margins	17.8%		18.3%	17.8%		18.2%	— bps	10 bps

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in the current period.

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2024			June 30, 2023			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$452,557	$—	$452,557	$428,707	$—	$428,707	6%	6%
Defense Electronics	440,202	—	440,202	359,876	—	359,876	22%	22%
Naval & Power	605,199	—	605,199	546,673	—	546,673	11%	11%

Total sales	$1,497,958	$—	$1,497,958	$1,335,256	$—	$1,335,256	12%	12%

Operating income (expense):
Aerospace & Industrial(2)	$62,712	$2,619	$65,331	$62,210	$—	$62,210	1%	5%
Defense Electronics(2)	106,325	523	106,848	66,548	—	66,548	60%	61%
Naval & Power (1)(2)	81,474	342	81,816	84,719	5,335	90,054	(4)%	(9)%

Total segments	$250,511	$3,484	$253,995	$213,477	$5,335	$218,812	17%	16%
Corporate and other(2)	(21,653)	964	(20,689)	(22,087)	—	(22,087)	2%	6%

Total operating income	$228,858	$4,448	$233,306	$191,390	$5,335	$196,725	20%	19%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	13.9%		14.4%	14.5%		14.5%	(60 bps)	(10 bps)
Defense Electronics	24.2%		24.3%	18.5%		18.5%	570 bps	580 bps
Naval & Power	13.5%		13.5%	15.5%		16.5%	(200 bps)	(300 bps)
Total Curtiss-Wright	15.3%		15.6%	14.3%		14.7%	100 bps	90 bps

Segment margins	16.7%		17.0%	16.0%		16.4%	70 bps	60 bps

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in the current period.

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2024			June 30, 2023			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$154,104	$—	$154,104	$132,192	$—	$132,192	17%	17%
Ground Defense	84,939	—	84,939	70,875	—	70,875	20%	20%
Naval Defense	209,847	—	209,847	180,956	—	180,956	16%	16%
Commercial Aerospace	93,316	—	93,316	82,033	—	82,033	14%	14%
Total Aerospace & Defense	$542,206	$—	$542,206	$466,056	$—	$466,056	16%	16%

Commercial markets:
Power & Process	$138,601	$—	$138,601	$131,000	$—	$131,000	6%	6%
General Industrial	103,984	—	103,984	107,340	—	107,340	(3%)	(3%)
Total Commercial	$242,585	$—	$242,585	$238,340	$—	$238,340	2%	2%

Total Curtiss-Wright	$784,791	$—	$784,791	$704,396	$—	$704,396	11%	11%

	Six Months Ended			Six Months Ended
	June 30, 2024			June 30, 2023			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$286,178	$—	$286,178	$232,071	$—	$232,071	23%	23%
Ground Defense	175,700	—	175,700	137,132	—	137,132	28%	28%
Naval Defense	387,494	—	387,494	352,912	—	352,912	10%	10%
Commercial Aerospace	183,091	—	183,091	152,523	—	152,523	20%	20%
Total Aerospace & Defense	$1,032,463	$—	$1,032,463	$874,638	$—	$874,638	18%	18%

Commercial markets:
Power & Process	$262,639	$—	$262,639	$251,338	$—	$251,338	4%	4%
General Industrial	202,856	—	202,856	209,280	—	209,280	(3%)	(3%)
Total Commercial	$465,495	$—	$465,495	$460,618	$—	$460,618	1%	1%

Total Curtiss-Wright	$1,497,958	$—	$1,497,958	$1,335,256	$—	$1,335,256	12%	12%

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Diluted earnings per share - As Reported	$2.58	$2.10	$4.58	$3.58
First year purchase accounting adjustments	—	0.05	—	0.10
Restructuring costs	0.09	—	0.09	—
Diluted earnings per share - Adjusted (1)	$2.67	$2.15	$4.67	$3.68

(1) All adjustments are presented net of income taxes.

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Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2024 Restructuring Program, and foreign currency fluctuations.

	Three Months Ended
	June 30,
	2024 vs. 2023
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	3%	(1%)	16%	35%	15%	(1%)	11%	14%
Less: Acquisitions	0%	0%	0%	0%	(1%)	1%	0%	1%
Restructuring	0%	7%	0%	1%	0%	0%	0%	4%
Foreign Currency	0%	0%	0%	0%	0%	0%	0%	(1%)
Organic	3%	6%	16%	36%	14%	0%	11%	18%

	Six Months Ended
	June 30,
	2024 vs. 2023
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	6%	1%	22%	60%	11%	(4%)	12%	20%
Less: Acquisitions	0%	0%	0%	0%	(1%)	1%	0%	0%
Restructuring	0%	4%	0%	0%	0%	0%	0%	2%
Foreign Currency	(1%)	1%	0%	0%	0%	0%	0%	0%
Organic	5%	6%	22%	60%	10%	(3%)	12%	22%

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Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow excludes payments associated with the Westinghouse legal settlement in the prior year period. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$111,335	$110,952	$65,702	$19,353
Capital expenditures	(11,064)	(12,003)	(23,119)	(22,664)
Free cash flow	$100,271	$98,949	$42,583	$(3,311)
Westinghouse legal settlement	—	—	—	10,000
Adjusted free cash flow	$100,271	$98,949	$42,583	$6,689
Adjusted free cash flow conversion	97%	119%	24%	5%

Curtiss-Wright Corporation, Page 18

CURTISS-WRIGHT CORPORATION
2024 Guidance
As of August 7, 2024
($'s in millions, except per share data)

	2023 Reported (GAAP)	2023 Adjustments (Non-GAAP)(1,2)	2023 Adjusted (Non-GAAP)(1,2)	2024 Reported Guidance (GAAP)		2024 Adjustments (Non-GAAP)(3)	2024 Adjusted Guidance (Non-GAAP)(3)
				Low	High		Low	High	2024 Chg vs 2023 Adjusted
Sales:
Aerospace & Industrial	$887	$—	$887	$925	$940	$—	$925	$940	4 - 6%
Defense Electronics	816	—	816	882	897	—	882	897	8 -10%
Naval & Power	1,142	—	1,142	1,203	1,223	—	1,203	1,223	5 -7%
Total sales	$2,845	$—	$2,845	$3,010	$3,060	$—	$3,010	$3,060	6 - 8%

Operating income:
Aerospace & Industrial	$145	$—	$145	$147	$151	$10	$157	$161	8 - 11%
Defense Electronics	192	—	192	209	215	3	212	218	11 - 13%
Naval & Power	189	9	198	194	199	—	194	199	(2) - 0%
Total segments	526	9	535	550	565	13	562	578
Corporate and other	(42)	—	(42)	(40)	(41)	2	(38)	(39)
Total operating income	$485	$9	$494	$510	$524	$15	$525	$539	6 - 9%

Interest expense	$(51)	$—	$(51)	$(44)	$(45)	$—	$(44)	$(45)
Other income, net	30	—	30	35	35	—	35	35
Earnings before income taxes	463	9	472	501	514	15	516	529
Provision for income taxes	(109)	(2)	(111)	(113)	(116)	(3)	(116)	(119)
Net earnings	$355	$6	$361	$388	$398	$12	$400	$410

Diluted earnings per share	$9.20	$0.18	$9.38	$10.09	$10.34	$0.31	$10.40	$10.65	11 - 14%
Diluted shares outstanding	38.5		38.5	38.5	38.5		38.5	38.5
Effective tax rate	23.4%		23.4%	22.5%	22.5%		22.5%	22.5%

Operating margins:
Aerospace & Industrial	16.4%		16.4%	15.9%	16.1%		16.9%	17.1%	50 to 70 bps
Defense Electronics	23.5%		23.5%	23.7%	24.0%		24.0%	24.2%	50 to 70 bps
Naval & Power	16.6%		17.4%	16.1%	16.3%		16.1%	16.3%	(110 to 130 bps)
Total operating margin	17.0%		17.4%	16.9%	17.1%		17.4%	17.6%	0 to 20 bps

Free cash flow	$403	$10	$413	$425	$445	$—	$425	$445	3 - 8%

Notes: Full year amounts may not add due to rounding.
(1) 2023 Adjusted financials exclude the impact of first year purchase accounting adjustments.
(2) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2023 Adjusted Free Cash Flow excluded a legal settlement payment of $10 million.
(3) 2024 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

Curtiss-Wright Corporation, Page 19

CURTISS-WRIGHT CORPORATION
2024 Sales Growth Guidance by End Market
As of August 7, 2024

	2024 % Change vs. 2023 Adjusted

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	6 - 8%	7 - 9%	20%
Ground Defense	10 - 12%	10 - 12%	11%
Naval Defense	3 - 5%	5 - 7%	25%
Commercial Aerospace	10 - 12%	13 - 15%	12%
Total Aerospace & Defense	6 - 8%	8 - 10%	68%

Commercial Markets
Power & Process	4 - 6%	4 - 6%	18%
General Industrial	1 - 3%	Flat	14%
Total Commercial	2 - 4%	1 - 3%	32%

Total Curtiss-Wright Sales	5 - 7%	6 - 8%	100%

Note: Sales percentages may not add due to rounding.

Curtiss-Wright Corporation, Page 20
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,600 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com